UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2026

Blaize Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41139	86-2708752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4659 Golden Foothill Parkway, Suite 206
El Dorado Hills, California		95762
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 916 347-0050

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BZAI	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	BZAIW	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On April 14, 2026, Blaize Holdings, Inc. (“Blaize” or the “Company”) issued a press release announcing its preliminary revenue results for the quarter ended March 31, 2026. A copy of the press release is attached hereto as Exhibit 99.1.

The information provided pursuant to this Item 2.02 and in Exhibit 99.1 is being “furnished” herewith and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by Blaize under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in any such filings.

These results are preliminary, unaudited and represent the most recent current information available to Company management. The Company’s actual results may differ from these estimated financial results, including due to the completion of its financial closing procedures and final adjustments.

Item 8.01    Other Information.

On April 14, 2026, the Company announced preliminary revenue estimates for the three months ended March 31, 2026. The Company expects to report revenue of approximately $2.7 million.

On April 14, 2026, the Company announced the receipt of a new contract with NeoTensr for up to $50.0 million in revenue within the first year of the agreement, subject to NeoTensr’s issuance of purchase orders. The Company expects to obtain the inventory to deliver approximately $10.0 million to $12.0 million under a planned purchase order from NeoTensr in late April or May 2026.

The foregoing contract is in addition to the $23.8 million earned by the Company in the fourth quarter of 2025 from a NeoTensr purchase order.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

Cautionary Statement Regarding Forward Looking Statements

This current report contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on beliefs and assumptions and on information currently available to Blaize, including expectations and scope of customer contracts, including potential values and the timing of revenues pursuant to such contracts; preliminary estimates of results of operations and guidance on results for future periods; what the AI Services offering will achieve; the industry in which Blaize operates, market opportunities, and product offerings. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to those factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 24, 2026, and other documents filed by Blaize from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Blaize assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. Blaize does not give any assurance that it will achieve its expectations. The expected revenue for the first fiscal quarter ended March 31, 2026 is preliminary as Blaize has not completed its financial statements for the quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2026	Blaize Holdings, Inc.

By: /s/ Kim P. Evans
Kim P. Evans
General Counsel